Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Immunovant, Inc. on Form S-8, of our report dated March 2, 2019, relating to the balance sheet of Health Sciences Acquisitions Corporation as of December 31, 2018, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from December 6, 2018 (inception) through December 31, 2018.

/s/ WithumSmith+Brown, PC

New York, New York
February 26, 2020